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                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY

                                                              [Clawback Warrant]

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR FOREIGN JURISDICTION. NEITHER THIS WARRANT, SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

                                   ----------

                               VAALCO ENERGY, INC.
                          COMMON STOCK PURCHASE WARRANT

                                   ----------

          This certifies that, for good and valuable consideration, VAALCO Energy, Inc., a Delaware corporation (the "Company"), grants to Nissho Iwai Corporation, a corporation organized under the laws of Japan, (the "Warrantholder"), the right to subscribe for and purchase from the Company, during the Exercise Period (as hereinafter defined), two million two hundred fifty thousand (2,250,000) validly issued, fully paid and nonassessable shares, par value $.10, of Common Stock of the Company (the "Warrant Shares"), at the exercise price per share of $.50 (the "Exercise Price"), all subject to the terms, conditions and adjustments herein set forth. Capitalized terms used herein shall have the meanings ascribed to such terms in Section 11 below.

          1. Warrant. This Warrant is issued pursuant to, and in accordance with
the Stock Purchase Agreement, dated August   , 2002 between the Company, the
                                           --
Warrantholder and Vaalco International, Inc., a Delaware corporation, (the "Stock Purchase Agreement") and is subject to the terms thereof and hereof.

          2. Exercise of Warrant; Payment of Taxes.

               2.1 Exercise of Warrant.

                    (a) Subject to Section 2.1(b), and the other terms and conditions set forth herein, this Warrant may be exercised at any time, in whole or in part, by the Warrantholder during the Exercise Period by:

                         (i) the surrender of this Warrant to the Company, with
a duly executed Exercise Form, and

                         (ii) subject to Section 2.2 below, the delivery of
payment to the Company, for the account of the Company, by cash, wire transfer,

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                                                                               2

certified or official bank check or any other means approved by the Company, of the aggregate Exercise Price in lawful money of the United States of America.

The Company agrees that the Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made of the Exercise Price as aforesaid.

                    (b) This Warrant shall automatically terminate and no longer be exercisable in its entirety upon the satisfaction in full of the Obligations of the Company to the Warrantholder; provided, that such Obligations are satisfied in full on or before eighteen (18) months from the Original Issue Date.

               2.2 Conversion Right.

                    (a) In lieu of the payment of the aggregate Exercise Price, the Warrantholder shall have the right (but not the obligation), to require the Company to convert this Warrant, in whole or in part, into shares of Common Stock (the "Conversion Right") as provided for in this Section 2.2. Upon exercise of the Conversion Right, the Company shall deliver to the Warrantholder (without payment by the Warrantholder of any of the Exercise Price) in accordance with Section 2.2(b) that number of shares of Common Stock equal to the quotient obtained by dividing (i) the value of the Warrant or portion thereof at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price at the time of the exercise of the Conversion Right for the number of shares of Common Stock for which the Warrant is being exercised from the aggregate Current Market Price for the shares of Common Stock issuable upon exercise of the Warrant at the time of the exercise of the Conversion Right for the number of shares of Common Stock for which the Warrant is being exercised) by (ii) the Current Market Price of one share of Common Stock at the time of the exercise of the Conversion Right.

                    (b) The Conversion Right may be exercised by the Warrantholder on any Business Day prior to the end of the Exercise Period by surrender of this Warrant to the Company, with a duly executed Exercise Form with the conversion section completed, exercising the Conversion Right and specifying the total number of shares of Common Stock that the Warrantholder will be issued pursuant to such conversion.

               2.3 Warrant Shares Certificate. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder within five (5) Business Days after receipt of the Exercise Form by the Company and, if the Conversion Right is not exercised, the payment by the Warrantholder of the aggregate Exercise Price. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the right to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.

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                                                                               3

               2.4 Payment of Taxes. The Company will pay all documentary stamp or other issuance taxes, if any, attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrants or Warrant certificates or Warrant Shares in a name other than that of the then Warrantholder as reflected upon the books of the Company.

          3. Restrictions on Transfer; Restrictive Legends.

               3.1 Transfer. At no time may this Warrant or the Warrant Shares be offered, sold, transferred, pledged or otherwise disposed of, in whole or in part, except in accordance with applicable federal and state securities laws.

               3.2 Legends.

                    (a) Except as otherwise permitted by this Section 3, each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:

                    "This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state of the United States or foreign jurisdiction. Neither this Warrant, such securities nor any interest therein may be transferred except pursuant to an effective registration statement under such Act and applicable state and foreign securities laws or pursuant to an applicable exemption from the registration requirements of such Act and such laws."

                    (b) Except as otherwise permitted by this Section 3, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

                    "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be transferred in the absence of such registration or an exemption therefrom under such Act."

          4. Reservation and Registration of Shares. The Company covenants and agrees as follows:

                    (a) All Warrant Shares that are issued upon the exercise of this Warrant shall, upon issuance, be validly issued, not subject to any preemptive rights, and, be free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issuance thereof, other than taxes in respect of any transfer occurring contemporaneously with such issue.

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                                                                               4

                    (b) The Company shall at all times have authorized and reserved, and shall keep available and free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

                    (c) The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, spin-off, consolidation, merger, dissolution, issue or sale of securities or any other action or inaction, seek to avoid the observance or performance of any of the terms of this Warrant, and shall at all times in good faith assist in performing and giving effect to the terms hereof and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against dilution or other impairment.

          5. Anti-dilution and Other Adjustments. The Exercise Price and the number of Warrant Shares to be received upon exercise of this Warrant shall be subject to adjustment as follows:

               5.1 Dividend, Subdivision, Combination or Reclassification of Common Stock. In the event that the Company shall at any time or from time to time, after the issuance of this Warrant but prior to the exercise hereof, (w) make a dividend or distribution on the outstanding shares of Common Stock payable in Capital Stock, (x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or (z) issue any shares of its Capital Stock in a reclassification of the Common Stock (other than any such event for which an adjustment is made pursuant to another clause of this Section 5), then, and in each such case, (A) the aggregate number of Warrant Shares for which this Warrant is exercisable (the "Warrant Share Number") immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the Warrantholder shall be entitled to receive upon exercise of this Warrant the number of shares of Common Stock or other securities of the Company that it would have owned or would have been entitled to receive upon or by reason of any of the events described above, had this Warrant been exercised immediately prior to the occurrence of such event and (B) the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares issuable immediately thereafter. An adjustment made pursuant to this Section 5.1 shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

               5.2 Issuance of Common Stock or Common Stock Equivalents Below Exercise Price.

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                    (a) If the Company shall at any time or from time to time, after the issuance of this Warrant but prior to the exercise hereof, issue or sell (such issuance or sale, a "New Issuance") any shares of Common Stock or Common Stock Equivalents at a price per share of Common Stock (the "New Issue Price") that is less than the Exercise Price then in effect as of the record date or Issue Date (as defined below), as the case may be (the "Relevant Date') (treating the price per share of Common Stock, in the case of the issuance of any Common Stock Equivalent, as equal to (x) the sum of the price for such Common Stock Equivalent plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such Common Stock Equivalent divided by (y) the number of shares of Common Stock initially underlying such Common Stock Equivalent), other than (i) issuances or sales for which an adjustment is made pursuant to another subsection of this Section 5 and (ii) issuances in connection with an Excluded Transaction, then, and in each such case, (A) the Exercise Price then in effect shall be adjusted to equal the New Issue Price and (B) the Warrant Share Number immediately prior to such adjustment shall be increased to equal the product of
(i) the aggregate number of Warrant Shares for which this Warrant is exercisable immediately prior to the New Issuance multiplied by (ii) a fraction, the numerator of which shall be the Exercise Price in effect on the day immediately prior to the Relevant Date and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued, and shall become effective retroactively (x) in the case of an issuance to the stockholders of the Company, as such, to a date immediately following the close of business on the record date for the determination of shareholders entitled to receive such shares of Common Stock or Common Stock Equivalents and (y) in all other cases, on the date (the "Issue Date") of such issuance; provided, however, that the determination as to whether an adjustment is required to be made pursuant to this Section 5.2 shall be made only upon the issuance of such shares of Common Stock or Common Stock Equivalents, and not upon the issuance of any security into which the Common Stock Equivalents convert, exchange or may be exercised.

                    (b) In case at any time any shares of Common Stock or Common Stock Equivalents or any rights or options to purchase any shares of Common Stock or Common Stock Equivalents shall be issued or sold for consideration other than cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith, as determined mutually by the Board of Directors and the Majority Warrantholders or, if the Board of Directors and the Majority Warrantholders shall fail to agree, at the Company's expense by an appraiser chosen by the Board of Directors and reasonably acceptable to the Majority Warrantholders.

               5.3 Certain Distributions. In case the Company shall at any time or from time to time, after the issuance of this Warrant but prior to the exercise hereof, distribute to all holders of shares of Common Stock (including any such

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distribution made in connection with a merger or consolidation in which the
Company is the resulting or surviving Person and shares of Common Stock are not changed or exchanged) cash, evidences of indebtedness of the Company or another issuer, securities of the Company or another issuer or other assets (excluding dividends or distributions payable in shares of Common Stock for which adjustment is made under Section 5.1 and any distribution in connection with an Excluded Transaction) or rights or warrants to subscribe for or purchase any of the foregoing, then, and in each such case, (A) the Exercise Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Company) by being multiplied by the Exercise Price in effect prior to the date of distribution by a fraction (i) the numerator of which shall be such Current Market Price of Common Stock immediately prior to the date of distribution less the then fair market value (as determined by the Board of Directors in the exercise of their fiduciary duties) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of Common Stock and (ii) the denominator of which shall be the Current Market Price of the Common Stock immediately prior to the date of distribution (but such fraction shall not be greater than one) and (B) the Warrant Share Number shall be increased by being multiplied by a fraction (i) the numerator of which shall be the Current Market Price of one share of Common Stock immediately prior to the record date for the distribution of such cash, evidences of indebtedness, securities, other assets or rights or warrants and (ii) the denominator of which shall be the Current Market Price of one share of Common Stock immediately prior to such record date less the fair market value (as determined by the Board of Directors in the exercise of their fiduciary duties) of the portion of such cash, evidences of indebtedness, securities, other assets or rights or warrants so distributed. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

               5.4 Credit Agreement Adjustments.

                    (a) In the event that the Obligations of the Company to the Warrantholder have not been satisfied in full on or before the earlier of (i) nine (9) months from the First Sale of Production and (ii) eighteen (18) months from the Original Issue Date, then on the last day of such ninth (9th) month or eighteenth (18th) month, as the case may be, and on the last day of each succeeding month until the Obligations of the Company to the Warrantholder have been satisfied in full, the Exercise Price in effect on each such date shall be reduced (and any other appropriate actions shall be taken by the Company) by subtracting from the Exercise Price in effect immediately prior to such adjustment an amount equal to the Exercise Price in effect immediately prior to such adjustment multiplied by a fraction (i) the numerator of which shall be ten percent (10%) of the average principal balance outstanding under the Note during such month and (ii) the denominator of which shall be ten million dollars ($10,000,000). In the event that the Exercise Price is required to be adjusted pursuant to this Section 5.4(a) and at the same time an adjustment is required to be made pursuant to Section 5.4(b), then the adjustment required to be made under this Section 5.4(a) shall be made after giving effect to the adjustment required under Section 5.4(b).

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                                                                               7

                    (b) If, on the date that is eighteen (18) months from the Original Issue Date, (i) the Obligations of the Company to the Warrantholder have not been satisfied in full and the Market Price on such date (or if such date is not a Business Day, on the immediately preceding Business Day) is less than the Exercise Price then in effect (determined without regard to any adjustments made pursuant to Section 5.4(a)), then on such date, the Exercise Price then in effect shall be reduced (and any other appropriate actions shall be taken by the Company) to an amount that is equal to eighty percent (80%) of the Current Market Price; provided, however, that in no event, shall any adjustment be made pursuant to this Section 5.4(b) if such adjustment would result in an increase to the Exercise Price in effect immediately prior to such adjustment. In the event that the Exercise Price is required to be adjusted pursuant to this Section 5.4(b) and at the same time an adjustment is required to be made pursuant to Section 5.4(a), then the adjustment required to be made under this Section 5.4(b) shall be made before giving effect to the adjustment required under Section 5.4(a).

                    (c) On the first day of the Exercise Period, the number of Warrant Shares shall be adjusted to a number equal to the product of the number of Warrant Shares for which this Warrant is exercisable immediately prior to the commencement of the Exercise Period multiplied by a fraction, the numerator of which shall be the average daily principal balance outstanding under the Note during the period beginning following the end of eighteen (18) months from the date hereof and ending immediately prior to the commencement of the Exercise Period, and the denominator of which shall be ten million (10,000,000).

               5.5 Other Changes. In case the Company at any time or from time to time, after the issuance of this Warrant but prior to the exercise hereof, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of Sections 5.1 or 5.4 (but not including any action described in any such Section) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Exercise Price and Warrant Share Number as a result of such action, then, and in each such case, the Exercise Price and Warrant Share Number shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the Warrantholder).

               5.6 No Adjustment; Par Value Minimum. Notwithstanding anything herein to the contrary, no adjustment under this Section 5 need be made to the Exercise Price or Warrant Share Number if the company receives written notice from the Warrantholder that no such adjustment is required. Notwithstanding any other provision of this Warrant, the Exercise Price shall not be adjusted below the par value of a share of Common Stock.; provided, however, that the written consent of the Majority Warrantholders shall be required prior to any increase in the par value of the shares of Common Stock.

               5.7 Abandonment. If the Company shall take a record of the holders of shares of its Common Stock for the purpose of entitling them to receive a

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dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Exercise Price or Warrant Share
Number shall be required by reason of the taking of such record.

               5.8 Certificate as to Adjustments. Upon any adjustment in the Exercise Price or Warrant Share Number, the Company shall within a reasonable period (not to exceed ten (10) days) following any of the foregoing transactions deliver to the Warrantholder a certificate, signed by (i) the Chief Executive Officer of the Company and (ii) the Chief Financial Officer of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the adjusted Exercise Price and Warrant Share Number then in effect following such adjustment.

               5.9 Reorganization, Reclassification, Merger or Sale Transaction. In case of any capital reorganization, reclassification, Sale Transaction, merger or consolidation (other than a Sale Transaction or a merger or consolidation of the Company in which the Company is the surviving corporation) of the Company or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value) (each, a "Transaction") at any time after the issuance of this Warrant but prior to the exercise hereof, the Company shall execute and deliver to the Warrantholder at least twenty (20) Business Days prior to effecting such Transaction a certificate stating that the Warrantholder shall have the right thereafter to exercise this Warrant for the kind and amount of shares of stock or other securities, property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which this Warrant could have been exercised immediately prior to such Transaction, and provision shall be made therefor in the agreement, if any, relating to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5 and shall contain other terms substantially identical to the terms hereof. If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Persons and other than the Company, which controls or is controlled by the successor or purchasing Person or which, in connection with such Transaction, issues stock, securities, other property or cash to holders of Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically assume the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to holders of the Warrants upon exercise thereof as provided above. The provisions of this Section 5.9 and any equivalent thereof in any such certificate similarly shall apply to successive transactions.

               5.10 Notices. In case at any time or from time to time:

                    (a) the Company shall declare a divided (or any other distribution) on its shares of Common Stock;

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                                                                               9

                    (b) the Company shall authorize the granting to the holders of shares of its Common Stock rights or warrants to subscribe for or purchase any shares of Capital Stock or any other rights or warrants;

                    (c) there shall occur a Transaction; or

                    (d) the Company shall take any other action that would require a vote of the Company's stockholders;

then the Company shall mail to the Warrantholder, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or granting of rights or warrants are to be determined, or (B) the date on which such Transaction is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such Transaction. Notwithstanding the foregoing, in the case of any event to which Section 5.9 is applicable, the Company shall also deliver the certificate described in such Section 5.9 to the Warrantholder at least ten (10) Business Days prior to effecting such reorganization or reclassification as aforesaid.

          6. Registration Rights. The Warrant Shares are subject to the terms and conditions of the Amended and Restated Registration Rights Agreement, dated
August    , 2002, between the Company, the Warrantholder and The 1818 Fund II,
       ---
L.P., a Delaware limited partnership.

          7. Loss or Destruction of Warrant. Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

          8. Ownership of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.

          9. Amendments. Any provision of this Warrant may be amended and the observance thereof waived only with the written consent of the Company and the Warrantholder.

          10. No Impairment. The Company (i) will not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount

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payable therefor upon such exercise, (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of the Warrant from time to time outstanding, and (iii) will not take any action which results in any adjustment of the Exercise Price if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of the Warrant would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's Certificate of Incorporation and available for the purpose of issuance upon such exercise.

          11. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

          "Affiliate" shall mean any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          "Board of Directors" means the Board of Directors of the Company.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of such Person's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security whether or not it is exchangeable for or convertible into such capital stock).

          "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

          "Common Stock" means the Common Stock, par value $.10 per share, of the Company.

          "Common Stock Equivalent" means any security or obligation which is by its terms convertible into or exercisable into shares of Common Stock, including, without limitation, any option, warrant or other subscription or purchase right with respect to Common Stock. "Company" has the meaning set forth in the first paragraph of this Warrant.

          "Conversion Right" has the meaning set forth in Section 2.2(a) of this Warrant.

          "Credit Agreement" means the Amended and Restated Subordinated Credit
Agreement, dated as of August    , 2002, by and among the Company, the
                              ---
Warrantholder and the 1818 Fund II, L.P., a Delaware limited partnership.

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          "Current Market Price" means, as of the date of determination, (a) the average of the daily Market Price under clause (a), (b) or (c) of the definition thereof of the Common Stock during the immediately preceding thirty (30) trading days ending on such date, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, then the Market Price under clause (d) of the definition thereof on such date.

          "Excluded Transaction" means (a) any issuance of up to an aggregate of two million (2,000,000) shares of restricted stock or options to purchase shares of Common Stock (subject to adjustment in the event of stock splits, combinations or similar occurrences) to employees, officers or directors of the Company pursuant to a stock option plan or other employee benefit arrangement approved by the Board of Directors and (b) any issuance of Common Stock upon conversion or exercise of any Common Stock Equivalents and/or (c) any issuance of Warrant Shares.

          "Exercise Form" means an Exercise Form in the form annexed hereto as Exhibit A.

          "Exercise Period" means, subject to Sections 2.1(b), the period beginning on the date that is twenty-four months from the Original Issue Date and ending on the fifth (5th) anniversary of the Original Issue Date.

          "Exercise Price" has the meaning set forth in the first paragraph of this Warrant.

          "First Sale of Production" has the meaning set forth in the Loan Agreement between VAALCO Gabon (Etame), Inc. and the International Finance Corporation dated April 19, 2002.

          "Issue Date" has the meaning set forth in Section 5.2 of this Warrant.

          "Market Price" means, as of the date of determination, (a) if the Common Stock is listed on a national securities exchange, the closing price per share of Common Stock on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the National Association of Securities Dealers, Inc., the last trading price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not designated as a national market system security by the National Association or Securities Dealers, Inc., the average of the reported closing bid and asked prices of the Common Stock on such date as shown by the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System and reported by any member firm of the New York Stock Exchange selected by the Company; or (d) if none of (a), (b) or
(c) is applicable, a market price per share determined mutually by the Board of Directors and the Majority Warrantholders or, if the Board of Directors and the Majority Warrantholders shall fail to agree, at the Company's expense by an appraiser chosen by the Board of Directors and reasonably acceptable to the Majority Warrantholders. Any determination of the Market Price by an appraiser shall be based on a valuation of the Company as an entirety without regard to any discount for minority interests or disparate voting rights among classes of capital stock.

          "Majority Warrantholders" means the holders of a majority of Warrant Shares issuable upon exercise of all of the warrants issued pursuant to Section 1.02(b) of the Credit Agreement assuming the exercise of all such warrants.

          "New Issuance" has the meaning set forth in Section 5.2 of this Warrant.

          "New Issue Price" has the meaning set forth in Section 5.2 of this Warrant.

          "Note" has the meaning set forth in the Credit Agreement.

          "Obligations" means the obligations of the Company to the Warrantholder for the prompt payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and performance of the Note and the Credit Agreement and any premium and all interest and other sums in respect thereof, whether now or hereafter owing or incurred.

          "Original Issue Date" means June 10, 2002.

          "Other Securities" means any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received upon the exercise of the Warrant, in lieu of or in addition to Common Stock.

          "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

          "Relevant Date" has the meaning set forth in Section 5.2 of this Warrant.

          "Sale Transaction" shall mean (a) (i) the merger or consolidation of the Company into or with one or more Persons, (ii) the merger or consolidation of one or more Persons into or with the Company or (iii) a tender offer or other business combination if, in the case of (i), (ii) or (iii), the stockholders of the Company prior to such merger or consolidation do not retain at least a majority of the voting power of the surviving Person or (b) the voluntary sale, conveyance, exchange or transfer to another Person of (i) the voting Capital Stock of the Company if, after such sale, conveyance, exchange or transfer, the stockholders of the Company prior to such sale, conveyance, exchange or transfer do not retain at least a majority of the voting power of the Company or (ii) all or substantially all of the assets of the Company.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

          "Stock Purchase Agreement" has the meaning set forth in Section 1 of this Warrant.

          "Transaction" has the meaning set forth in Section 5.9 of this Warrant.

          "Warrant Share Number" has the meaning set forth in Section 5.1 of this Warrant.

          "Warrant Shares" has the meaning set forth in the first paragraph of this Warrant.

          "Warrantholder" has the meaning set forth in the first paragraph of this Warrant.

          12. Miscellaneous.

               12.1 Entire Agreement. This Warrant and the Credit Agreement constitutes the entire agreement between the Company and the Warrantholder with respect to the Warrant and supersedes all prior agreements and understanding with respects to the subject matter of this Warrant.

               12.2 Binding Effect; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective permitted successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective permitted successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

               12.3 Headings. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of this Warrant.

               12.4 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

               (a)  if to the Company:

                    VAALCO Energy, Inc.
                    4600 Post Oak Place, Suite 309
                    Houston, TX  77027-0130
                    Attention: Russell Scheirman
               with a copy to:

                    Haynes and Boone, LLP
                    1000 Louisiana, Suite 4300
                    Houston, TX  77002
                    Telecopy:  (713) 547-2600
                    Attention: Guy Young

               (b)  if to the Warrantholder:

                    Nissho Iwai Corporation
                    3-1, Daiba 2-chome,
                    Minato-ku, Tokyo 135-8655
                    JAPAN
                    Telecopy:  81-3-5520-2964
                    Attention: Shinichi Teranishi,
                               General Manager, Energy Project Department

          All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 12.4 designate another address or Person for receipt of notices hereunder.

               12.5 Severability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

               12.6 GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

               12.7 No Rights or Liabilities as Stockholders. Nothing contained in this Warrant shall be determined as conferring upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

               12.8 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Warrant may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by the Company and the Warrantholder.

               IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                                   VAALCO ENERGY, INC.


                                                   By:
                                                       -------------------------
                                                   Name:  W. Russell Scheirman
                                                   Title: President

Dated:  August    , 2002
               ---

                                    Exhibit A

                                  EXERCISE FORM

                 (To be executed upon exercise of this Warrant)

               The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase [insert number] shares of Common Stock and [herewith tenders payment for such shares to the order of the Company in the amount of $[insert number] [hereby exercises its Conversion Right] in accordance with the terms of this Warrant. The undersigned requests that a certificate for such [Warrant Shares] [that number of Warrant Shares to which the undersigned is entitled as calculated pursuant to Section 2.2] be registered in the name of the undersigned and that such certificates be delivered to the undersigned's address below.

               The undersigned represents that it is acquiring such shares for its own account for investment and not with a view to or for sale in connection with any distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within its control).

Dated:
       ----------------


                                           Signature
                                                     ---------------------------


                                                     ---------------------------
                                                     (Print Name)


                                                     ---------------------------
                                                     (Street Address)


                                                     ---------------------------
                                                     (City)  (State)  (Zip Code)